Exhibit 99.1

CEO CERTIFICATION

         Pursuant to Section 906 of the Corporate Fraud Accountability Act of 2002 (18 U.S.C. § 1350, as adopted), W. Douglas Parker, the Chief Executive Officer of America West Holdings Corporation (the “Company”) hereby certifies that, to the best of his knowledge:

1.     The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2002, and to which this Certification is attached as Exhibit 99.1 (the “Periodic Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2.     The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         In Witness Whereof, the undersigned has set his hand hereto as of the 17th day of October, 2002.

/s/ W. Douglas Parker W. Douglas Parker Chief Executive Officer